SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                             February 27, 2007
                             -----------------
                              Date of Report
                    (Date of earliest event reported)


                      WIZZARD SOFTWARE CORPORATION
                      ----------------------------
           (Exact name of registrant as specified in its charter)



   Colorado                     000-33381                      87-0609860
   --------                     ---------                      ----------
(State or other           (Commission File Number)         (IRS Employer
jurisdiction of                                           Identification No.)
incorporation)

                       5001 Baum Boulevard, Suite 770
                       Pittsburgh, Pennsylvania 15213
                       ------------------------------
                   (Address of Principal Executive Offices)

                               (412) 621-0902
                               --------------
                       (Registrant's Telephone Number)

                                    N/A
                                    ---
        (Former Name or Former Address if changed Since Last Report)

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
       (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01     Entry into a Material Definitive Agreement.

     (a) On February 27, 2007, Wizzard Software Corporation, a Colorado corporation ("Wizzard," the "Company," "we," "our," "us" and words of similar import) entered into an Agreement and Plan of Merger (the "Merger Agreement"); with Wizzard Acquisition Corp., a Pennsylvania corporation and our wholly-owned subsidiary (the "Merger Subsidiary"); Webmayhem, Inc., a Pennsylvania corporation doing business as "Liberated Syndication" ("Webmayhem"); and David
J. Chekan, Matthew T. Hoopes, David Mansueto and Martin Mulligan (collectively, the "Webmayhem Principal Stockholders").

     Pursuant to the Merger Agreement:

     * the Merger Subsidiary will be merged with and into Webmayhem in accordance with the provisions of the Pennsylvania Consolidated Statutes, with Webmayhem continuing as the surviving corporation;

     * at Closing, Wizzard shall issue to Webmayhem's common stockholders a total of 5,326,320 "unregistered" and "restricted" shares of Wizzard common stock (the "Closing Shares") and cash in the amount of $250,000, in consideration of all of the issued and outstanding common stock of Webmayhem. Upon the closing of the Merger Agreement (the "Closing"), Webmayhem will become a wholly-owned subsidiary of Wizzard;

     * Of the 4,017,872 Closing Shares to be issued to the Webmayhem Principal Stockholders, 2,008,936 may not be sold for a period of 18 months after Closing and, from the beginning of the 19th month through the end of the 36th month after Closing, none of the Webmayhem Principal Stockholders may sell more than 20% of those shares in any calendar quarter. The other 2,008,936 Closing Shares to be issued to the Webmayhem Principal Stockholders may not be sold for a period of 30 months after Closing and, from the beginning of the 31st month through the end of the 48th month after Closing, none of the Webmayhem Principal Stockholders may sell more than 20% of such shares in any calendar quarter, inclusive of any other of the Webmayhem Principal Stockholders' Closing shares that remain subject to leakout restrictions. The foregoing notwithstanding, the Webmayhem Principal Stockholders shall be permitted to sell, on a pro rata basis, that number of shares that represents the amount by which sales of Wizzard common stock by Christopher J. Spencer and Armen Geronian (Wizzard's Chief Executive Officer and Chief Technical Officer, respectively) collectively exceed this 20% limitation. In addition, the Webmayhem Principal Stockholders may collectively sell up to 15,000 Closing Shares to the extent that such sales are necessary to satisfy federal and state tax liabilities relating to the issuance of the Closing Shares;

     * Of the 1,308,448 Closing shares to be issued to Webmayhem stockholders other than the Webmayhem Principal Stockholders, 654,224 shares may not be sold for a period of 24 months after the Closing date.

     *On the Closing date, Alan Costilo will resign as a director of Wizzard and David Mansueto will be appointed to serve in that capacity until the next annual meeting of the stockholders of Wizzard or his prior resignation or termination.

     * On that date which is six months after the Closing date, Wizzard shall pay to the Webmayhem stockholders a total of $100,000 in cash, on a pro rata basis;

     * Wizzard shall issue and deliver a total of 713,150 additional "restricted" shares of its common stock to the Webmayhem Stockholders, on a pro rata basis, if in December, 2007, both (i) Webmayhem's Podcast Media File Downloads are greater than 66,546,810 and (ii) the number of Unique IP Addresses requesting those Podcast Media File Downloads (as defined in the Merger Agreement) is at least 5,745,067 ("Milestone No. 1").

     * Wizzard shall issue and deliver a total of 2,281,580 additional "restricted" shares of its common stock to Webmayhem stockholders, on a pro rata basis, once both (i) Webmayhem's gross revenues equal or exceed five million dollars ($5,000,000); and (ii) Webmayhem's EBITDA (as defined in the Merger Agreement) equals or exceeds $1,500,000, calculated from the first anniversary of the Closing date through the second anniversary of the Closing date ("Milestone No. 2");

     * Wizzard shall issue and deliver a total of 2,281,580 additional "restricted" shares of its common stock to the Webmayhem stockholders, on a pro rata basis, once both (i) Webmayhem's gross revenues equal or exceed $15,000,000; and (ii) Webmayhem's EBITDA (as defined in the Merger Agreement) equals or exceeds $5,000,000, calculated from the second anniversary of the Closing date through the third anniversary of the Closing date ("Milestone No. 3", collectively with Milestone No. 1 and Milestone No. 2, the "Milestones").

     * The shares of common stock that the Webmayhem Principal Stockholders receive in connection with the Milestones may not be sold for a period of 18 months after the achievement of each respective Milestone, and will be subject to leakout restrictions on the same terms as the Closing Shares, for a period of 18 months thereafter.

     At or prior to Closing, Wizzard and all of Webmayhem stockholders will execute a Registration Rights Agreement by which Wizzard will grant piggyback registration rights to the Webmayhem stockholders; however, these piggyback registration rights shall not extend to registration statements registering the resale of shares of Wizzard common stock owned by lenders or financing sources of the Company that were or are to be originally issued in financing or capital raising transactions.. At or prior to Closing, Wizzard will also execute Employment Agreements with each of the Webmayhem Principal Stockholders and Chris MacDonald, an employee of Webmayhem.

     Under the Merger Agreement, Webmayhem and Wizzard have made usual and customary representations, warranties and covenants. Closing of the Merger is subject to certain closing conditions, including the approval of Webmayhem's stockholders and the performance of covenants by each party.

     Immediately following the Closing, including the Company's current issued and outstanding shares and the issuance of 5,326,320 shares pursuant to the Merger Agreement, there will be approximately 40,690,548 issued and outstanding shares of the Company common stock.

     A copy of the Merger Agreement is attached as an Exhibit to this 8-K Current Report; the foregoing summary is modified in its entirety by such reference. See Item 9.01, Exhibit 2.1.

Item 7.01     Regulation FD Disclosure.

     On March 1, 2007, Wizzard issued a press release which is attached hereto as Exhibit 99.1 See Item 9.01 of this Current Report.

     The information in this Item 7.01 is being "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of Wizzard, except as shall be expressly set forth by specific reference in such document.

Item 9.01     Financial Statements and Exhibits.

     (a) The required financial statements of Webmayhem will be filed within 75 days of the Closing.

     (b) The required pro forma financial statements of the Company and Webmayhem, taking into account the Closing of the Merger Agreement, will be filed within 75 days of the Closing.

     (c)(i) Registrant's Exhibits:

     Exhibit Index
     -------------

          2.1 Agreement and Plan of Merger By and Among Wizzard Software Corporation, Wizzard Acquisition Corp., Webmayhem, Inc. (d/b/a Liberated Syndication), David J. Chekan, Matthew T. Hoopes, David Mansueto and Martin Mulligan*

         99.1  Press Release dated March 1, 2007

         * The schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-B promulgated by the Securities and Exchange Commission. The omitted schedules from this filing will be provided upon request.

                                 SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Wizzard Software Corporation

Date: 3/2/2007                           By:  /s/ Christopher J. Spencer
      ---------                              ---------------------------
                                             CEO and President

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